March 19, 2012

M/A-COM Technology Solutions Holdings, Inc.

100 Chelmsford Street

Lowell, MA 01851

Re:	Registration Statement on Form S-8 of Shares of Common Stock,
$0.001 par value, of M/A-COM Technology Solutions Holdings, Inc. (the “Company”)

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to up to 11,405,150 shares of common stock, $0.001 par value, of the Company (the “Shares”), which may be issued as follows: (a) up to 2,154,950 Shares issuable upon exercise of options under the Amended and Restated 2009 Omnibus Stock Plan (the “2009 Plan”), (b) 8,250,200 Shares to be issued under the Company’s 2012 Omnibus Incentive Plan (the “2012 Plan”), and (c) 1,000,000 Shares reserved for future issuance under the 2012 Employee Stock Purchase Plan (the “2012 ESPP”, which together with the 2009 Plan and 2012 Plan, are referred to herein as the “Plans”).

We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by the Company of any certificates representing the Shares, the registration by its registrar of such Shares and the sale thereof by the Company in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ PERKINS COIE LLP